1 RESTRICTIONS ON BUYING AND SELLING STOCK AND SECURITIES (INSIDER TRADING POLICY) Anterix employees, contractors, officers, members of the Board of Directors and entities (such as trusts, limited partnerships, and corporations) over which such individuals have or share voting control of Anterix (individually referred to as “person” and collectively referred to as “persons”) are prohibited, while aware of material nonpublic information, directly or indirectly through family members or other persons or entities, from engaging in transactions involving Anterix securities, except as otherwise provided for under this Insider Trading Policy (this “Policy”). Purpose: The purpose of this Policy is to promote compliance with applicable securities laws and to provide the directors, officers and employees of Anterix Inc. (together with its divisions and majority-owned or controlled subsidiaries, “Anterix” or the “Company”) with procedures and guidelines with respect to transactions in the securities of the Company and other public companies in order to preserve the reputation and integrity of Anterix as well as that of all persons (defined below) affiliated with it. Scope: This Policy is binding on Anterix employees, contractors, officers, members of the Board of Directors and entities (such as trusts, limited partnerships, and corporations) over which such individuals have or share voting control of Anterix (individually referred to as “person” and collectively referred to as “persons”). Definitions: ▪ “Material” Information is any information about a company or the market for its securities that is likely that a reasonable investor would consider important in making an investment decision (i.e., deciding whether to buy, hold or sell a security). Therefore, any information that could reasonably be expected to affect the price of the security is potentially material. Both positive and negative information can be material. Common examples of information that may be material are: o Projections of future earnings or losses; o Earnings that are inconsistent with external guidance from Anterix or with market expectations; o News of a pending or proposed merger, acquisition, or tender offer; o News of a significant purchase or sale of assets or the expansion or curtailment of operations (including a significant new contract or loss of business); o Significant changes in dividend policies or the declaration of a stock split or buyback program; o Significant changes in senior management or membership of the Board of Directors; o Significant new products or discoveries; o Significant regulatory actions, including receipt or denial of a significant regulatory application for clearance or approval of products; o The gain or loss of, or a significant change to the terms of Anterix’s relationship with, a substantial customer or supplier; o The commencement of, or significant development regarding, any significant litigation or

2 investigation by the government or otherwise; o A decision by Anterix to borrow a significant amount of money; o A decision by Anterix to offer securities in a public or private offering or repurchase or redeem any Anterix securities currently owned by the public; o A significant change in Anterix’s capital expenditure program; and o Significant shifts in operating or financial circumstances. The foregoing are merely examples and should not be treated as an all-inclusive list. There may be other developments not listed above that may be material as well. The materiality of information is determined on a case-by-case basis in light of all the facts and circumstances. All securities transactions will be viewed after-the–fact with the benefit of hindsight. As a result, before engaging in any transaction, a person should carefully consider how regulators and others might view their transaction in hindsight. ▪ “Nonpublic” information is information that Anterix has not released publicly, either by a press release or a filing with the U.S. Securities and Exchange Commission or is not otherwise available publicly. As a general rule, information is not considered to be “public” until the second-trading day after an announcement by Anterix is broadly disseminated. Therefore, a person who was aware of the material information prior to its public release should not engage in any open market transactions in Anterix securities until at least two full trading days have elapsed after such information is publicly released (i.e., the next trading day after one full trading day has elapsed since the release of such information), whether through a report filed with the SEC or through major news wire services, or recognized news services. For example, if an announcement is made on a Monday before trading on the NASDAQ MKT (the “Applicable Exchange”) closes (i.e., before 4:00 p.m. (EST)), a person who was aware of the information in the announcement prior to its public release would not be able to trade until the opening of trading on the Applicable Exchange on Wednesday. If an announcement is made after trading on the Applicable Exchange closes on a Monday, but before trading on the Applicable Exchange opens on Tuesday (i.e., before 9:30 a.m. (EST)), such person would not be able to trade until the opening of trading on the Applicable Exchange on Wednesday. Policy Guidelines: Companies Covered. The restrictions imposed by this policy extend to transactions involving securities of other public companies, such as customers or suppliers of Anterix and companies with which Anterix may be negotiating major transactions, such as an acquisition, joint venture, investment, or sale. Information that is not material to Anterix may nevertheless be material to the other company. Therefore, a person who is aware of material nonpublic information about another public company, whether the person obtained the information in the course of working for or providing services to Anterix, is subject to restrictions on trading in securities of that company or communicating that information to others. Transactions Covered. “Trading” includes purchases and sales of securities such as stock, bonds, debentures, options, puts, calls, and any other securities. Examples of the types of covered transactions include: (a) Open Market Transactions. A person is prohibited from trading, while aware of material nonpublic information, in any securities in the open market, including selling

3 Company stock to cover tax withholding obligations. (b) Stock Options. A person is prohibited, while aware of material nonpublic information, from selling in the open market (e.g., in a broker-assisted cashless exercise or any other market sale for the purpose of generating the cash needed to pay the exercise price or taxes or for any other purpose) any of the underlying shares of the stock option. However, while aware of material nonpublic information about Anterix, a person may receive a stock option grant and grants of stock options may vest. In addition, a person may exercise a stock option while aware of material nonpublic information, but only if the person pays the exercise price and applicable taxes in cash or with shares the person beneficially owns at the time of payment. (c) Restricted Stock and Restricted Share Units. A person is prohibited, while aware of material nonpublic information, from selling in the open market (including any market sale for the purpose of generating the cash needed to pay taxes or for any other purpose) any of the underlying shares of restricted stock or restricted share units awarded to that person. However, while aware of material nonpublic information about Anterix, a person may receive an award of restricted stock or restricted share units. In addition, awards of restricted stock or restricted share units may vest while a person is aware of material nonpublic information, and Anterix may withhold shares to cover taxes due upon vesting. No Trading by Others on a Person’s Behalf. When a person is prohibited from trading in Anterix securities because they are aware of material nonpublic information, they may not have a third-party trade in securities on their behalf or disclose such information to any third party, other than on a need-to-know basis. Any trades made by a third party on behalf of a person will be attributed to that person. Thus, trades in Anterix shares held in street name in a person’s account or for their benefit at a brokerage firm are also prohibited if the person is otherwise prohibited from trading in Anterix securities. If a person invests in a “managed account” or arrangement (other than a Rule 10b5-1 plan discussed below), they should instruct the broker or advisor not to trade in Anterix securities on their behalf. No Tipping. When a person is prohibited from trading in Anterix securities because they are aware of material nonpublic information, they may not disclose material nonpublic information about Anterix to a third party unless the third party (i) owes a duty of confidence to Anterix (e.g., an attorney, auditor or investment banker retained by Anterix) or (ii) is subject to a confidentiality agreement in favor of Anterix in which the person has agreed or is obligated to keep the information confidential. If that third party trades in Anterix securities, the person who communicated the information (as well as the third party) may be held personally liable under federal (or state) law for violation of securities laws. This practice, known as “tipping,” violates the securities laws and can result in the same civil and criminal penalties that apply to insider trading, whether the person personally derives any benefit from the third party’s actions. This prohibition includes giving trading advice without actually disclosing material nonpublic information, such as a general statement that, “I would sell now if I were you, but I can’t tell you why.” As with each of the prohibitions on trading while aware of material nonpublic information discussed in this policy, the prohibition on tipping also applies to material nonpublic information regarding securities of other public companies. Regardless of whether a person covered by this policy is aware of material nonpublic information, they are prohibited from posting messages about Anterix or its securities in Internet chat rooms,

4 bulletin boards, social media sites, blogs, or other similar means of electronic distribution, whether under actual or fictitious names. Persons Covered. The same restrictions on insider trading that apply to a person also apply to a person’s family members who reside with the person, anyone else who lives in their household, and any family members who do not live in their household but whose transactions in Anterix or other securities are directed by the person or are subject to their influence or control (such as parents or children who consult the person before they trade in Anterix or other securities). Every person is responsible for ensuring that trading in any securities by any such third party complies with this policy. Short-Term or Speculative Transactions. All Directors, Section 16 officers and all other employees are strictly prohibited from engaging in short-term or speculative transactions involving Anterix securities, such as publicly-traded options, short sales, puts and calls, and hedging transactions. This prohibition also applies to holding Anterix securities in a margin account and “short sales against the box,” which are sales of Anterix securities where a person does not deliver the shares they own to settle the transaction but instead delivers other shares that their broker has borrowed from others. In addition, all Directors, Section 16 officers and all other employees are prohibited from pledging Anterix securities as collateral. Notwithstanding the foregoing, the prohibitions set forth in this paragraph shall apply to employees (other than Section 16 officers and directors) only on a prospective basis from June 1, 2017. Post-Termination Transactions. If a person is aware of material nonpublic information about Anterix when their employment terminates, this policy’s restrictions on trading and communicating material nonpublic information will continue to apply. Such a person may not trade in Anterix securities until that information has become public or is no longer material. In addition, since stock options generally expire 90 days after termination, the person should refer to the stock option section above for guidance regarding exercising stock options that may expire while they are aware of material nonpublic information. A person also may contact the Chief Legal Officer and Corporate Secretary or their designee to further discuss their alternatives in this circumstance. Blackout Period. Directors, Section 16 officers and certain other persons designated by the Chief Financial Officer or Chief Legal Officer and Corporate Secretary (“Covered Individuals”) may not trade in securities in the open market during a no-trade period (“Blackout Period”). An exception to this prohibition may apply for transactions effected pursuant to a pre-approved Rule 10b5-1 plan as discussed below. The quarterly Blackout Period begins eight (8) days prior to the end of each fiscal quarter and continues until the second-trading day after Anterix’s earnings for that quarter are publicly released. The Chief Financial Officer or Chief Legal Officer and Corporate Secretary may impose additional Blackout Periods for all or some Covered Individuals and other employees when Anterix may be aware of material nonpublic information as the Chief Financial Officer or Chief Legal Officer and Corporate Secretary deems necessary or appropriate. All Covered Individuals also are subject to all other restrictions in this policy. In addition, the Sarbanes-Oxley Act of 2002 prohibits all trades of Anterix securities by Directors and Section 16 officers of Anterix during a “pension fund blackout period.” A pension fund blackout period exists whenever 50% or more of the participants in an Anterix benefit plan are unable to conduct transactions in their Anterix common stock accounts for more than three (3) consecutive business days. These blackout periods typically occur when there is a change in the benefit plan’s trustee, record keeper or investment manager. Individuals that are subject to these blackout periods will be contacted when these periods are instituted from time to time.

5 Pre-Clearance for Directors, Section 16 Officers and Covered Individuals. Each Director, Section 16 officer and Covered Individual must obtain pre-clearance from the Chief Legal Officer and Corporate Secretary (or one of their designees) and the Chief Financial Officer (or one of their designees) before engaging in the following transactions (including any transactions by their immediate family members) in Anterix securities: purchases; sales; transactions in their 401(k) plan or deferred compensation plan; transactions in an IRA or Roth IRA; and for Section 16 officers, any other transactions that are required to be reported under Section 16 of the Securities Exchange Act. Click the hyperlink to access the Pre-clearance Form. Rule 10b5-1 Plans. Under SEC Rule 10b5-1, a person may have an affirmative defense to insider trading liability for transactions in Anterix securities that are effected pursuant to a written contract or plan meeting certain requirements. In short, the rule presents an opportunity for a person to pre- arrange a sale or purchase of Anterix securities (including an option exercise), provided that, at the time the person establishes such a plan, they are not aware of material nonpublic information. In order to satisfy Rule 10b5-1, a plan must: • Be documented in writing to instruct another person who is not aware of material nonpublic information to execute the transactions; • Be established in good faith and at a time when the person is not aware of material nonpublic information; and • Specify objective criteria (date, price threshold, etc.) used to determine the timing and terms of the purchase or sale, and otherwise not be subject to any influence or discretion from the person establishing the plan. In addition, Anterix requires pre-approval by the Chief Legal Officer and Corporate Secretary and the Chief Financial Officer or their respective designees and the approval of the Audit Committee of all Rule 10b5-1 plans relating to Anterix securities established by Directors, Section 16 officers and other Covered Individuals. Neither the Chief Financial Officer nor the Chief Legal Officer and Corporate Secretary will approve a Rule 10b5-1 plan if a Director, Section 16 officer or Covered Individual intends to enter into such plan during a Blackout Period. Violation of This Policy Any employee, regardless of position or title, who violates any provision of this Policy will be subject to discipline, up to and including termination of employment. Administration of This Policy Anterix expressly reserves the right to change, modify, or delete the provisions of this Policy without notice. The Legal Department administers this Policy. All employees are responsible for consulting and complying with the most current version. If you have any questions regarding this Policy or concerning the scope or delegation of authority, please contact the Legal Department at legal@anterix.com. Related Policies: None Templates and Forms: Pre-clearance Form Reference Material and Additional Guidance: Compliance Brief -- Insider Trading

6 Acknowledgment of Receipt and Review I acknowledge that I read the Insider Trading Policy, understood it, and agree to comply with it. I understand that Anterix has the maximum discretion permitted by law to interpret, administer, change, modify, or delete this Policy at any time, with or without notice. I also understand that any delay or failure by Anterix to enforce any work policy or rule will not constitute a waiver of Anterix’s right to do so in the future. I understand that neither this Policy nor any other communication by a management representative or any other employee, whether oral or written, is intended in any way to create a contract of employment. I understand that unless I have a written employment agreement signed by an authorized Anterix representative, I am employed at will, and this Policy does not modify my at-will employment status. If I have a written employment agreement signed by an authorized Anterix representative and this Policy conflicts with the terms of my employment agreement, I understand that the terms of my employment agreement will control. Owner: Legal Department Effective Date: This Policy is effective as of June 9, 2014 Revision History: 06/23/2017 11/04/2019 04/29/2020 04/23/2021 11/16/2021 11/08/2024